                               [H&D Letterhead]



                               February 5, 1999


Globe Holdings, Inc.
456 Bedford Street
Fall River, MA 02720

     Re:  Globe Holdings, Inc.
          --------------------

Ladies and Gentlemen:

     We have been asked by Globe Holdings, Inc., a Massachusetts corporation (the "Company"), to act as special counsel to provide this opinion in connection with the proposed registration by the Company of up to $49,086,000 in aggregate principal amount at maturity of the Company's 14% Senior Discount Notes due 2009, Series B (the "Exchange Notes") pursuant to the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the "Commission") on September 29, 1998 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplement, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of August 6, 1998, between the Company and Norwest Bank Minnesota, National Association, as Trustee, in exchange for and in replacement of the Company's outstanding 14% Senior Discount Notes due 2009 (the "Old Notes"), of which $49,086,000 in aggregate principal amount at maturity is outstanding. We have not represented the Company in connection with the Registration Statement, the Exchange Notes or the Indenture.

     In rendering these opinions, we have examined and relied upon the Articles of Organization and By-laws of the Company, each as amended and/or restated to date, records of the Board of Directors of the Company, the Indenture, a form of the Exchange Notes, certificates of representatives of the Company and of public officials and other such documents as we have deemed necessary as the basis for the opinions hereinafter expressed.

     In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of each signatory to such documents, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity, accuracy and completeness of the originals of such latter documents, the authority of such
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Globe Holdings, Inc.
February 5, 1999
Page 2


persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     Insofar as this opinion relates to factual matters, without independent investigation, we have relied upon statements and representations of officers and other representatives of the Company and others. We assume that appropriate action will be taken, prior to the issuance of the Exchange Notes, to register and qualify the Exchange Notes for sale under all applicable securities laws.

     Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in absence of notice or hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or documents as to which we are opining herein or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion herein as to the enforceability of the Indenture or the Exchange Notes. We also express no opinion relating to choice of law or consent to jurisdiction. Our opinion below as to the authorization, execution and delivery of the Indenture and Exchange Notes is qualified in that we have assumed that (i) the transactions contemplated by the Indenture do not constitute a fraudulent transfer or conveyance by the Company under applicable Massachusetts or federal laws; (ii) after giving effect to the consummation of all of the transactions contemplated by the Indenture, the Company will not be rendered insolvent; and (iii) the Exchange Notes that are to be executed and delivered by the Company are substantially identical to the form of the Exchange Notes reviewed by us, and we express no opinion as to whether such assumptions are reasonable or correct.

     Our opinion expressed in paragraph 1 below as to the valid existence and corporate good standing of the Company in Massachusetts is based solely on a certificate of legal existence and good standing issued by the Secretary of State of the Commonwealth of Massachusetts dated February 1, 1999 and our opinion with respect to such matters is limited accordingly and rendered as of the date of such certificate.

     For the purposes of this opinion, we have assumed that the Indenture is the valid and binding obligation of Norwest Bank Minnesota, National Association, enforceable against it in accordance with its terms. We are expressing no opinion herein as to the application of or
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Globe Holdings, Inc.
February 5, 1999
Page 3


compliance with any federal or state law or regulation to the power, authority or competence of any party to the documents other than the Company.

     We have not made any investigation of the laws of any jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States, and we are opining herein solely with respect to the state laws of the Commonwealth of Massachusetts, and the federal laws of the United States. To the extent that the laws of any other jurisdiction govern any matters as to which we express an opinion below, we have assumed for purposes of this opinion, without independent investigation, that the laws of such jurisdiction are the same as the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct.

     On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing and in corporate good standing under the laws of the Commonwealth of Massachusetts.

     2. The Company has all requisite corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder. The execution and delivery by the Company of the Indenture and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Indenture has been duly and validly executed and delivered by the Company.

     3. The Company has all requisite corporate power and authority to execute and deliver the Exchange Notes and to perform its obligations thereunder. The execution and delivery by the Company of the Exchange Notes and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

     This opinion is based upon current existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any of the matters or opinions set forth herein.
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Globe Holdings, Inc.
February 5, 1999
Page 4


     We are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion letter may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity other than your counsel, nor may any portion of this letter be quoted, circulated or referred to in any other document, without in each instance our prior written consent. However, Kirkland & Ellis may rely upon this opinion letter to the same extent as if it were an addressee hereof.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 99.4 to the Registration Statement.

                                       Very truly yours,


                                       /s/ HALE AND DORR LLP

                                       HALE AND DORR LLP